UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 16, 2006
(Exact Name of Registrant as specified in its charter)

Delaware	1-14987	31-1333930

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)
8323 Walton Parkway
New Albany, Ohio 43054
(614) 775-3500
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
     (c) Effective as of November 16, 2006, the Board of Directors of Tween Brands, Inc. (the “Company”) elected Paul C. Carbone, age 40, to serve as the Company’s Principal Accounting Officer and Principal Financial Officer. Mr. Carbone is currently serving as Senior Vice President of Finance of the Company and has served in this office since September 2006. Prior to his election as Senior Vice President of Finance of the Company, Mr. Carbone was Vice President — Finance of Victoria’s Secret Stores, a division of Limited Brands, Inc., from January 2006 to August 2006, Director — Finance of Limited Stores, a division of Limited Brands, Inc., from April 2004 to December 2005, Director — Store Financial Planning and Analysis of Limited Stores from August 2003 to April 2004, and Manager — Store Financial Planning and Analysis of Limited Stores from August 2001 to August 2003. He was employed in other financial positions with Limited Stores from July 2000 to August 2001. Mr. Carbone will continue to report to William E. May, Executive Vice President and Chief Operating Officer.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWEEN BRANDS, INC.

Date: November 22, 2006	By:	/s/ Paul C. Carbone

Paul C. Carbone
Senior Vice President — Finance
(Principal Financial and Accounting Officer)